EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
6/2/2014	Sale	$ 6.2015	1	16500
6/3/2014	Sale	$ 6.1321	2	16300
6/4/2014	Sale	$ 6.1754	3	16400
6/5/2014	Sale	$ 6.5938	4	14737
6/6/2014	Sale	$ 6.5114	5	9325
6/9/2014	Sale	$ 6.5314	6	10419
6/10/2014	Sale	$ 6.4480	7	12811
6/11/2014	Sale	$ 6.4849	8	8100
6/12/2014	Sale	$ 6.3645	9	10948
6/13/2014	Sale	$ 6.3382	10	4500
6/16/2014	Sale	$ 6.5106	11	14300
6/17/2014	Sale	$ 6.8224	12	12947
6/18/2014	Sale	$ 6.7949	13	14700
6/19/2014	Sale	$ 6.9413	14	14611
6/20/2014	Sale	$ 7.1292	15	13880
6/23/2014	Sale	$ 7.0094	16	18499
6/24/2014	Sale	$ 6.9822	17	4600
6/25/2014	Sale	$ 6.8765	18	17000
6/26/2014	Sale	$ 6.9132	19	14600
6/27/2014	Sale	$ 7.0262	20	18700
6/30/2014	Sale	$ 7.0518	21	7643
7/1/2014	Sale	$ 7.1261	22	13500
7/2/2014	Sale	$ 7.4983	23	13700
7/3/2014	Sale	$ 7.4359	24	7400
7/7/2014	Sale	$ 7.2416	25	13600
7/8/2014	Sale	$ 7.1396	26	12809
7/9/2014	Sale	$ 7.1076	27	12145
7/10/2014	Sale	$ 7.0647	28	13422
7/11/2014	Sale	$ 7.0808	29	14000

1 This transaction was executed in multiple trades at prices ranging from $6.18 – 6.25.
2 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.19.
3 This transaction was executed in multiple trades at prices ranging from $6.16 – 6.19.
4 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.75.
5 This transaction was executed in multiple trades at prices ranging from $6.46 – 6.61.
6 This transaction was executed in multiple trades at prices ranging from $6.47 – 6.59.
7 This transaction was executed in multiple trades at prices ranging from $6.40 – 6.50.
8 This transaction was executed in multiple trades at prices ranging from $6.40 – 6.50.
9 This transaction was executed in multiple trades at prices ranging from $6.34 – 6.40.
10 This transaction was executed in multiple trades at prices ranging from $6.33 – 6.3650.
11 This transaction was executed in multiple trades at prices ranging from $6.38 – 6.60.
12 This transaction was executed in multiple trades at prices ranging from $6.68 – 6.90.
13 This transaction was executed in multiple trades at prices ranging from $6.7050 – 6.90.
14 This transaction was executed in multiple trades at prices ranging from $6.81 – 7.06.
15 This transaction was executed in multiple trades at prices ranging from $7.06 – 7.20.
16 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.025.
17 This transaction was executed in multiple trades at prices ranging from $6.89 – 7.15.
18 This transaction was executed in multiple trades at prices ranging from $6.77 – 6.97.
19 This transaction was executed in multiple trades at prices ranging from $6.82 – 7.02.
20 This transaction was executed in multiple trades at prices ranging from $6.85 – 7.12.
21 This transaction was executed in multiple trades at prices ranging from $7.03 – 7.08.
22 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.16.
23 This transaction was executed in multiple trades at prices ranging from $7.37 – 7.55.
24 This transaction was executed in multiple trades at prices ranging from $7.40 – 7.52.
25 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.32.
26 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.24.
27 This transaction was executed in multiple trades at prices ranging from $7.10 – 7 .13.
28 This transaction was executed in multiple trades at prices ranging from $7.01 – 7.13.
29 This transaction was executed in multiple trades at prices ranging from $7.02 – 7.12.